                                 EXHIBIT L
                        PRIVATE PLACEMENT MEMORANDUM
                                 OF 3/14/96

          TABLE OF CONTENTS                  TAMPA BAY CORPORATION

SUITABILITY STANDARDS. . . . . . .1  ------------------------------
SUMMARY OF THE OFFERING. . . . . .2
THE COMPANY. . . . . . . . . . . .4           PRIVATE PLACEMENT
  BUSINESS . . . . . . . . . . . .4              MEMORANDUM
  MANAGEMENT . . . . . . . . . . .6
  CAPITALIZATION . . . . . . . . .7  ------------------------------
RISK FACTORS . . . . . . . . . . .8      No broker-dealer or other person
  OPERATING RISKS. . . . . . . . .8  has been authorized to give any
  INVESTMENT RISKS . . . . . . . 10  information or to make any
TERMS OF THE OFFERING. . . . . . 11  representations other than those
DESCRIPTION OF STOCK . . . . . . 11  contained in this Private Placement
SECURITY OWNERSHIP OF                Memorandum, and if given or made, such
CERTAIN BENEFICIAL OWNERS            information or representations must
AND MANAGEMENT . . . . . . . . . 12  not be relied upon as having been
APPLICATION OF FUNDS . . . . . . 13  authorized by the Company.  This
DILUTION . . . . . . . . . . . . 13  Private Placement Memorandum does not
CONFLICTS OF INTEREST. . . . . . 14  constitute an offer to sell or a
LEGAL PROCEEDINGS. . . . . . . . 15  solicitation of an offer to buy any
SUBSCRIPTION FOR SHARES. . . . . 15  securities in any jurisdiction to any
LIST OF OTHER MATERIAL               person to whom it is unlawful to make
DOCUMENTS. . . . . . . . . . . . 16  such offer or solicitation in such jurisdiction.  Neither the delivery
EXHIBITS                             of this Private Placement Memorandum
                                     nor any sale made hereunder shall
A. Form Subscription Document        under any circumstances create any
                                     implication that there has been no
                                     change in the affairs of the Company
                                     since the date hereof.


     533,333 SHARES                       March 14, 1996

                                    E-234

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Offered To:                                                Memorandum No.
          -----                                                          -----

                        PRIVATE OFFERING MEMORANDUM
                           TAMPA BAY CORPORATION

                        2519 E. Thomas Road, Suite C
                             Phoenix, AZ 85016

                               March 14, 1996

     Tampa Bay Corporation, a Nevada corporation ("Company"), hereby offers to certain qualified investors ("Investors") 533,333 shares of its common stock, par value $0.001 per share (singularly "Share" and collectively "Shares").
          Offering Price:          $ 1.50 per Share)
          Minimum Investment:      $ 5,000.00 ( 3,334 Shares)
          Maximum offering:        $ 799,999.50 (533,333 Shares


     THE PURCHASE OF THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL EQUITY VALUE DILUTION. THESE SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.
     THE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR ANY STATE SECURITIES REGULATORY AUTHORITY. THESE SECURITIES ARE BEING OFFERED PURSUANT TO EXEMPTIONS FORM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED ("1933 Act"), AND FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES LAWS OF THE STATES IN WHICH THE SECURITIES WILL BE OFFERED. THE SECURITIES MAY BE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH REGISTRATION ACT AND APPLICABLE STATE LAW PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.
     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, NOR BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, NOR HAS THE SEC OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS PRIVATE OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                    E-235

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_______________________________________________________________________

                        Price to       Commissions    Proceeds to
                      Investors (1)                   Company (2)
_______________________________________________________________________

Per Share              $       1.50        -0-       $       1.50
Minimum Investment     $   5,000.00        -0-       $   5,000.00
Total Maximum          $ 799,999.50        -0-       $ 799,999.50
_______________________________________________________________________
     (1) The Shares are offered for cash only. The offering price per Share has been arbitrarily established by the Company and bears no relationship to earnings, book value or other recognized criteria of value.

     (2) Amounts indicated do not include legal, accounting, printing, filing fees and miscellaneous costs, which are estimated not to exceed a total of $6,000,00. The Company will pay a portion of the costs of this offering ("Offering") from the proceeds of the Offering.
_______________________________________________________________________

     THE DELIVERY OF THIS PRIVATE OFFERING MEMORANDUM SHALL NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANY PERSON TN ANY JURISDICTION TN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED AND SHALL CONSTITUTE AN OFFER ONLY TO THE PERSON NAMED ABOVE. THIS MEMORANDUM IS PRIVATE, PERSONAL AND CONFIDENTIAL. THE OFFERED BY THE ACCEPTANCE OF THIS MEMORANDUM, AGREES NOT TO DELIVER OR DISTRIBUTE THIS MEMORANDUM TO ANY PERSON, FIRM OR ENTITY OTHER THAN HIS ADVISORS.
_______________________________________________________________________

     THE COMPANY WILL MAKE AVAILABLE TO EACH OFFERED. HIS REPRESENTATIVE(S), OR BOTH, THE OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THE COMPANY OR ANY PERSON ACTING ON ITS BEHALF CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING, TO THE EXTENT THE COMPANY POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE.
_______________________________________________________________________

     The Shares are offered subject to prior sale and are offered only upon the conditions specifically set forth in this Memorandum. This offering will terminate on the earliest of the following events: (i) The election of the Company, in its sole discretion, to terminate the Offering or to suspend further issuance of the Shares, (ii) the Company accepts subscriptions for Shares in the principal amount of $799,999.50, or (iii) March 14, 1996. In its sole discretion. the Company may elect to terminate this Offering at any time, even if subscriptions have been received and accepted.
_______________________________________________________________________

                                    E-236

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_______________________________________________________________________

     The Shares offered pursuant to this Memorandum are offered to Investors at a price of $1.50 per Share, with a minimum purchase per Investor of 3,334 Shares or $5,000. The Company, in its sole discretion, may accept subscriptions for less than $5,000.
_______________________________________________________________________

     PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS MEMORANDUM AS CONSTITUTING LEGAL OR BUSINESS ADVICE. EACH INVESTOR SHOULD CONSULT HIS PERSONAL LEGAL COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, FINANCIAL AND RELATED MATTERS CONCERNING THE INVESTMENT DESCRIBED HEREIN AND THE SUITABILITY OF AN INVESTMENT IN THE SHARES.
_______________________________________________________________________

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OR THE SHARES OTHER THAN THOSE CONTAINED IN THIS MEMORANDUM, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON.
_______________________________________________________________________


     FOR NEW YORK RESIDENTS ONLY: THIS PRIVATE PLACEMENT OFFERING MEMORANDUM HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
_______________________________________________________________________

                                    E-237

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                             TABLE OF CONTENTS

                                                             Page
                                                             ----

I.    SUITABILITY STANDARDS. . . . . . . . . . . . . . . . . . .1

II.   SUMMARY OF THE OFFERING. . . . . . . . . . . . . . . . . .2

III.  THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . .4

      BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . .4
      PERSONNEL AND MANAGEMENT . . . . . . . . . . . . . . . . .6
      CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . .7

IV.   RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . .8

      A.  OPERATING RISKS. . . . . . . . . . . . . . . . . . . .8
      B.  INVESTMENT RISKS . . . . . . . . . . . . . . . . . . 10

V.    TERMS OF THE OFFERING. . . . . . . . . . . . . . . . . . 11

VI.   DESCRIPTION OF STOCK . . . . . . . . . . . . . . . . . . 11

VII.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
        OWNERS AND MANAGEMENT. . . . . . . . . . . . . . . . . 12

VIII. APPLICATION OF FUNDS . . . . . . . . . . . . . . . . . . 13

IX.   DILUTION . . . . . . . . . . . . . . . . . . . . . . . . 13

X.    CONFLICTS OF INTEREST. . . . . . . . . . . . . . . . . . 14

XI.   LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . 15

XII.  SUBSCRIPTION OF SHARES . . . . . . . . . . . . . . . . . 15

XIII. LIST OF OTHER MATERIAL DOCUMENTS . . . . . . . . . . . . 16

                           SUITABILITY STANDARDS

     PURPOSE OF THIS DOCUMENT. A primary premises of the federal and state securities laws is that a prospective investor should make an investment decision only after he has been advised of all material facts relating to the investment. including the attendant risks. Thus, while the Company's intent in preparing this Private Offering Memorandum ("Memorandum) is to describe an investment in the Company in general terms, particular attention has been given to a discussion of the risks involved in purchasing the Shares. Each prospective Investor should consider carefully all of the matters discussed in this Memorandum.

     SUITABILITY OF THE INVESTMENT. A purchase of the Shares involves significant risks and is suitable for certain Investors only. A prospective Investor should consult with his own legal counsel, accountant, business advisor and/or purchaser representative concerning the suitability of a purchase of the Shares. The Company has adopted minimum suitability standards limiting the sale of the Shares to (a) natural person (including Individual Retirement Accounts with beneficial owners) or entities who can represent that (I) they have a present net worth of at least $200,000, or are purchasing in a fiduciary capacity for a person or entity having such net worth; or (ii) they have or expect to have taxable income, as defined by the applicable Internal Revenue Code ("Code") provisions, in excess of $50,000 in 1994 and subsequent years, or (b) Keogh plans and other tax exempt pensions and profit sharing trusts with total assets in excess of $200,000. These standards represent minimum requirements for prospective Investors and do not necessarily mean that the Shares are a suitable investment for any prospective Investor who meets these requirements. A prospective Investor also may have to meet other suitability standards established by the state of his residence.

     The Shares are being offered pursuant to exemptions from federal registration contained in Sections 3(b), 4(2) and 4(6) of the 1933 Act, as amended, and Rule 504 of Regulation D promulgated under the 1933 Act, and similar statutory exemptions from registration in the states in which this Offering is being made. To assure compliance with the requirements of these exemptions, a prospective Investor will be required to furnish certain information to the Company and to make certain representations and warranties to the Company as to his net worth, taxable income and ability to evaluate the merits and risks of a purchase of the Shares. In addition each prospective Investor will be required to represent that either he. or he and his purchaser representative together, has the ability to evaluate the merits and risks of a purchase of the Shares based upon his knowledge and experience in financial and business matters. Prospective Investors using a purchaser representative must specifically designate their purchaser representative in writing.

     Each prospective Investor will be required to execute and deliver to the Company a Subscription Agreement and Investor Suitability Form in the form attached to this Memorandum as Exhibit "A" (the "Subscription Document"). The Subscription Document is subject to the approval of, and acceptance by. the Company. The Company may reject a subscription for any reason.

                        II. SUMMARY OF THE OFFERING.

     THIS SUMMARY IS INTENDED ONLY TO GIVE HIGHLIGHTS OF THE MATERIALS CONTAINED ELSEWHERE IN THIS MEMORANDUM. PROSPECTIVE INVESTORS ARE ADVISED TO READ THIS ENTIRE PRIVATE OFFERING MEMORANDUM CAREFULLY. ALL INFORMATION CONTAINED IN THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THIS MEMORANDUM.

     ISSUER. Tampa Bay Corporation, a Nevada corporation (the "Company"), is the issuer of the Shares. The address of the Company is 2519 E. Thomas Road, Suite C, in Phoenix, Arizona 85016, telephone: (602)840-0687.

     TERMS OF THE OFFERING. The Company is offering up to 533,333 shares of its common stock, par value $0.001 per share (the "Shares"). The minimum investment for an Investor is 3,334 Shares, or $5,000. The Company, in its sole discretion, may accept subscriptions for up to an aggregate of 533,333 Shares, or $799,999.50, until March 14, 1997, or until such earlier date as the Company determines that this Offering shall be terminated. In its sole discretion, the Company may elect to terminate this Offering even if subscriptions for Shares have been received and accepted by the Company. See "Terms of the Offering" and "Subscription for Shares".

     COMPANY'S BUSINESS. Tampa Bay Corporation ("Company") was incorporated under the laws of the State of Nevada on March 18, 1987. The Company is a holding company for acquired companies. Currently, the Company has three subsidiaries: Tampa Sun, Inc., Sun Broadcasting Systems, Inc. and Reality Entertainment.

     On October 4, 1995, the Company incorporated Tampa Sun, Inc., a Nevada corporation, as a subsidiary, for the purpose of producing, marketing and distributing CD-ROM programs.

     On October 31, 1995, the Company entered into a Purchase Agreement whereby the Company agreed to purchase the exclusive world wide marketing rights for certain health and nutritional products, as well as environmentally friendly disinfectant products. The Company issued 800,000 Shares of the Company's common stock in this transaction. The Company incorporated two wholly owned subsidiaries for the express purpose of managing the aforementioned products. Lifeline. Inc., a Nevada corporation, was incorporated on October 6, 1995 and Arizona Corporation. a Nevada corporation, was incorporated on January 2, 1996. On March 14, 1996, the Company sold both Arizona Corporation and Lifeline, Inc. to Nature's Secret in return for 500,000 shares of Tampa Bay Corporation's stock that Nature's Secret owned. In addition. the Company received 250,000 shares of Nature's Secrets Common Stock, plus the Company will receive 2% royalty of the sales of the Lifeline and Arizona products, based on wholesale prices.

                                      2

                                    E-240

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     Also, on October 31, 1995, the Board of Directors resolved to issue
5,000 Shares of the Company's Common Stock, per year, for each Director, as compensation for services rendered for the Company.

     On November 8, 1995, the Company filed a Form D, Notice of Sale of Securities Pursuant to Regulation D, Section 4(60), and/or Uniform Limited Offering Exemption with the Securities and Exchange Commission, to raise up to $200.000 by issuing up to 4,000,000 shares of common stock at $0.05 per share.

     On November 29, 1995, the Company amended its Articles of
Incorporation to authorize 50,000,000 shares of $0.001 par value Common Stock and 5,000,000 shares of $0.25 par value Preferred Stock.

     On December 4, 1995, the Company entered in to an Agreement and Plan of Reorganization with Sun Broadcasting Systems, Inc., and its sole shareholder, Greg McDonald. The Company issued 2,000,000 Shares of its Common Stock, along with future cash payments of $1,500,000 in exchange for 100% of the stock of Sun Broadcasting Systems, Inc.

     At a Board of Directors Meeting held on March 14, 1996 the Company agreed to acquire Reality Entertainment as a wholly owned subsidiary. Reality Entertainment is an independent record company involved in the rap and dance music business.

See -- "The Company".

     RISK FACTORS. The Offering involves a speculative investment with substantial risks, including those set forth under the heading entitled "Risk Factors". Although the Company will use its best efforts to protect the investments of the Investors, there is no assurance that the Company's efforts will be successful. Accordingly, a prospective Investor should not view the Company or its officers, directors, employees or agents as guarantors of the financial success of an investment in the Shares. See "Risk Factors".

     LIMITED TRANSFERABILITY OF THE SHARES. The Shares have not been registered under the 1933 Act or the securities laws of any state. However, the shares of common stock purchased pursuant to this Offering will not be "restricted" shares. See "Risk Factors", "Terms of the Offering" and "Subscription for Share".

     LIMITATION OF LIABILITY. Except for the amounts paid by Investors for their purchase of any Shares, and as required by Nevada law, no Investor will be liable for any debts of the Company or be obligated to contribute any additional capital or funds to the Company. See "Risk Factors".

     SUITABILITY STANDARDS. Each Investor must meet certain eligibility standards established by the Company for the purchase of the Shares. See "Suitability Standards - Suitability of the Investment", "Terms of the Offering" and "Subscription for Shares".

     USE OF PROCEEDS. The Company plans to distribute the monies obtained from this Offering in order to facilitate the growth plan outlined by each of the subsidiaries as well as having available the funds necessary to acquire new subsidiaries. Additional funding may be necessary in order for each of the subsidiaries to continue operations.

                              III. THE COMPANY

BUSINESS

     Tampa Bay Corporation ("Company") was incorporated under the laws of the State of Nevada on March 18, 1987. Since its inception, the Company had been in the development stage, the Company had been seeking a suitable merger candidate or possible acquisition, but had earned no revenue, until December of 1995. Currently, the Company is a holding company for acquired companies. Currently, the Company has three subsidiaries: Tampa Sun, Inc., Sun Broadcasting Systems, Inc. and Reality Entertainment. The Company maintains its executive offices at 2519 E. Thomas Road, Suite C, in Phoenix, AZ 85016.

     On October 4, 1995, the Company incorporated Tampa Sun, Inc., (Tampa
Sun) a Nevada corporation, as a wholly owned subsidiary, for the purpose of producing, marketing and distributing CD-ROM programs. Tampa Sun was formed to take advantage of selected "niche" segments of the CD-ROM publishing industry, in an encyclopedia format. Featuring, the complete histories of such musical legends as Roy Orbison, Ricky Nelson, Church Berry and Fats Domino. This unique CD can be played on any CD player or CD-ROM drive found on most computers. These interactive histories will encompass al aspects of the featured performers lives. Video clips from concerts, photos, snapshots and other memorabilia may also be included. The CD-ROM industry is experiencing a rising demand for its products. Not only in computer hardware and software retail outlets, but in national chain bookstores. also. In December of 1995, at which time Tampa Bay, the parent company, acquired Sun Broadcasting Systems, Inc. the ownership of Tampa Sun was restructured. Due to the fact that Equity Investors. Inc. had paid $100,000 to Sun Broadcasting Systems, on behalf of Tampa Sun, Equity Investors became 66-2/3% owner of Tampa Sun. Currently. Tampa Bay Corporation owns 33-1/3% of the Tampa Sun, which is still a subsidiary of Tampa Bay. Tampa Sun maintains its offices at Sun Broadcasting Systems, Inc.'s Studios in Palm Springs, California.

     On October 31, 1995, the Company entered into a Purchase Agreement whereby the Company agreed to purchase the exclusive world wide marketing rights for certain health and nutritional products, as well as environmentally friendly disinfectant products. The Company issued 800,000 Shares of the Company's common stock in this transaction. The Company incorporated two wholly owned subsidiaries for the express purpose of managing the aforementioned products. Lifeline, Inc., a Nevada corporation, was incorporated on October 6, 1995 and Arizona Corporation, a Nevada corporation, was incorporated on January 2, 1996. In March of 1996, the Company sold each of these Subsidiaries to Nature's Secret. On March 14, 1996, the Company sold both Arizona Corporation and Lifeline. Inc. to Nature's Secret in return for 500,000 shares of Tampa Bay Corporation's stock that Nature's Secret owned. ln addition, the Company received 250.000 shares of Nature's Secret's Common Stock, plus the Company will receive 2% royalty of the sales of the Lifeline and Arizona products, based on wholesale prices.

                                      4

                                    E-242

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     The Company acquired Sun Broadcasting Systems, Inc. ("Sun") on
December 4, 1995. Sun is a multi-dimensional audio and video production facility located in the City of Palm Springs, California. The facility houses a production-ready sound stage, a 24-track digital recording studio and fully-equipped video editing bays for both on-and off-line analog and digital editing.

     From inception, Sun has served as a physical base for a broad range of audio and video production activities ranging from the recording and mixing of both studio-generated and "live performance" master sound recordings embodying the performances of well-known popular recording artists; to the production of standard length radio and television commercials, long-form broadcast advertisements known as so-called "infomercials", television specials and continuing series for the global terrestrial, cable, satellite television and home video markets.

     Sun's management has been in the business of creating, developing or otherwise acquiring rights to audio and video properties and thereafter either directly or indirectly exploiting them in a wide array of media, in major and minor geographic territories around the world. In addition to manufacturing or causing to be manufactured traditional audio and video matrices such as music cassettes, compact discs, video cassettes and video discs, Sun's management believes that the Company can best enhance its market shares revenues and profitability by exploiting the entertainment properties it is able to own and/or control by making them available directly or indirectly to consumers via emerging technologies such as the Internet and so-called interactive electronic publishing services as the same become established means of mass consumption in both established and emerging global markets. Sun believes that as new and more efficient media are developed to deliver entertainment and information to the consumer, the expanding library it anticipates establishing will grow in value. Sun's facilities are located at 1000 E Tahquitz Canyon Way in Palm Springs, California.

     On March 14, 1996 the Board of Directors resolved to acquire Reality Entertainment, a Nevada corporation, as a wholly owned subsidiary. Reality Entertainment is an independent record company involved in the rap and dance music business. The Company's President, Russ Regan, has enjoyed years of success in scouting and developing new talent. Reality Entertainment plans to distribute compilation type products.

                                      5

                                    E-243

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PERSONNEL AND MANAGEMENT

     OFFICERS AND DIRECTORS. The following information sets forth the names of the officers and directors of the Company, their present position with the Company and biographic information:

NAME                  POSITION                            HELD SINCE
----                  --------                            ----------
Andrew Croson         Secretary/Treasurer & Director      March 1996
Jeffery Taylor        Director                            September 1995
Randall Howard        Director                            September 1995
Lawrence Olson        Director                            October 1995
James Richards        Director                            March 1996
Russ Regan            Director                            March 1996
Morton Downey, Jr.    Director                            March 1996

          MR. ANDREW CROSON has a Bachelors degree in Finance from Monmouth College. Mr. Croson has owned and managed Tanning Salons and Modeling Agencies, in South Florida from 1985 until 1992. He has worked as a Loan Officer with CitiBank in Fort Lauderdale, Florida.

     MR. LAWRENCE OLSON received his degree from the School of Engineering at the University of Southern California. His specialty was Civil
Engineering ranging from International Design to Sewer Treatment
Facilities. Mr. Olson is the President and founder of Olson Precast Company, Inc. which recently opened its second site in Albuquerque, New Mexico. Mr. Olson has served on boards ranging from a national Bank to a public company specializing in computer peripherals.

     JAMES M. RICHARDS served as the Purchasing Agent and Customer Supervisor of Fem-Tek, Inc., a wholly owned subsidiary of InCoMed Corporation, from 1990 until 1994. His duties included inventory control, product distribution, and customer relations. Prior to that time Mr. Richards had been in the oil and gas business since 1982. His duties involved leasehold acquisitions. He had been responsible for the general supervision of the drilling and completion of the oil and gas wells.

     MR. RANDALL HOWARD was the President of AutoLogic, Inc. from 1992 until 1994. AutoLogic. Inc. marketed anti-theft systems for automobiles. He has owned and operated several direct sales related businesses over the years.

     MR. JEFFERY TAYLOR is the Owner of Digital Ink, a graphic design firm. Mr Taylor has been the owner of Digital Ink since 1988. Prior to this venture he was a licensed Stock Broker working at Toluca Lake Securities in Toluca Lake. California from 1986 to 1988. In addition, Mr. Taylor worked at Hamilton Bonner Securities in Denver, Colorado from 1985 until 1896.

     MR. RUSS REGAN has over thirty five years of experience in the entertainment business. His career accomplishments include signing such music veterans as Elton John, Neil Diamond, Barry White, The Beach Boys and Olivia Newton-John. He has been the President of 20th Century Fox Records; Senior Vice President of MCA Records; and, Senior Vice President of Polygram Records. He was also President of the Creative Division of Madiun Records. Mr. Regan estimates he has been involved in more than $1 Billion in record sales with artists worldwide.

                                      6

                                    E-244

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D. CAPITALIZATION

     As originally incorporated, the Company was authorized to issue 50,000,000 shares of Common Stock at a par value of $0.001 per share.

     On November 29, 1995, the Company amended its Articles of
Incorporation to include a class of Preferred Shares. The Company is authorized to issue 50,000,000 shares of Common Stock with a $.001 par value and 5,000,000 shares of Preferred Stock with a par value of $.25.

     On December 4, 1990, the Company's shareholders consented to a one-for-twenty (1:20) share reverse split of the Company's issued and outstanding common stock.

     If all of the shares being offered by the Company pursuant to this Offering are sold, the Company will have a total of 9,590,433 shares of common stock issued and outstanding.

     The capitalization of the Company as of March 14, 1996, and the adjusted capitalization of the Company giving effect to the sale of all 533,333 Shares pursuant to this Offering and the application of the proceeds of the Offering is as follows:
                                                        Maximum
                                      Actual          As Adjusted
                                      ------          -----------
DEBT:

Total Current Liabilities           $1,826,274       $1,826,274

STOCKHOLDERS' EQUITY:

Common stock, par value $0.001;          9,057            9,590
 authorized shares of 50,000,000;
 9,057,100 shares outstanding;
 9,590,433 shares outstanding
 as adjusted

Paid in Capital                      2,355,701        3,149,168

Accumulated Deficit                   (23,609)         (23,609)

Total Stockholders Equity            2,341,149        3,135,149
 Total Liabilities
and Stockholders' Equity            $4,167,423       $4,961,423



                                      7

                                    E-245

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                              IV. RISK FACTORS

     An investment in the Shares involves a high degree of risk. No prospective Investor should acquire the Shares unless he can afford a complete loss of his investment. The risks described below are those which the Company deems most significant as of the date hereof. Other factors which may have a material impact on the operations of the Company may not be foreseen. In addition to the other factors set forth elsewhere in this Memorandum, prospective Investors should carefully consider the following specific risk factors:

A. OPERATING RISKS

GENERAL

     The economic success of an investment in the Shares depends, to a large degree, upon many factors over which the Company has no control. These factors include general economic, industrial and international conditions; inflation or deflation; fluctuation in interest rates; the availability of, and fluctuations in, the money supply, the Company's competition; and governmental regulations.

SPECULATIVE INVESTMENT

     The Shares are a very speculative investment. Although the Company is confident it will succeed in its endeavors, Investors could lose their entire investment.

MANAGEMENT AND OPERATION EXPERIENCE

     The Company's officers, directors and other personnel have engaged in a variety of businesses and have been involved in business financing, operations and marketing, but their experience in these fields in limited. There is no assurance that such experience will result in the success for the Company.

OTHER RISKS

     No assurance can be given that the Company will be successful in achieving its stated objectives, that the Company's business, once business is undertaken by the Company, will generate cash sufficient to operate the business of the Company or that other parties entering into agreements relating to the Company's business will meet their respective obligations.

PAID IN CAPITAL HAS FUNDED OPERATIONS

     Much of the operating capital of the company over the past 6 months has come from cash paid in by principal shareholders. The Company has not been profitable in the past 6 months nor has it generated sufficient capital to cover the on-going operating expenses.

DEPENDENCE UPON OFFERING PROCEEDS AND NEED FOR ADDITIONAL CAPITAL

     There is no assurance that such additional financing will be available when required in order to proceed with the business plan or that the Company's ability to respond to competition or changes in the market place. If the Company is unsuccessful in securing the additional capital needed to continue operations within the time required, the Company will not be in a position to continue operations and the purchasers of Shares in this offering may lose their entire investment.

LIMITED TRANSFERABILITY AND LIQUIDITY

     In order to satisfy the requirements of the exemptions from registration under the Securities Act and the various applicable state securities laws, each subscriber must acquire his Common Stock for investment purposes only and not with a view to distribution or resale. Consequently, certain conditions of such federal and state securities laws must be satisfied prior to any disposition of the securities. Some of these conditions may include a minimum holding period, availability of certain reports, including financial statements, from the Company, limitation on the percentage of the securities sold and the manner in which the securities are sold. The Company can prohibit any sale, transfer or other disposition unless it receives an opinion of counsel provided at the shareholder's expense, in a form satisfactory to the Company, stating that the proposed sale, transfer or other disposition will not result in a violation of the applicable federal and state securities laws and regulations or other applicable federal and state laws and regulations. It is unlikely that Rule 144, which permits sales of unregistered securities under certain conditions, will be available to the shareholders of the Company. No public market exists for the Common Stock, and no assurances can be given that such a market for the resale of such securities will develop. Consequently, owners of the securities may have to hold them indefinitely and may not be able to liquidate their investment in the Company or pledge such securities as collateral for a loan in the event of an emergency.

DIVIDENDS

     The Company's Board of Directors presently intends to cause the Company to follow a policy of retaining earnings, if any, for the purpose of increasing the net worth and reserves of the Company. Therefore, there can be no assurance that any holder of Common Stock will receive any cash, stock or other dividends on his shares of Common Stock. Future dividends on Common Stock, if any, will depend on future earnings,~financing requirements and other factors.

ARBITRARY DETERMINATION OF OFFERING PRICE

     The offering price of the Common Stock was arbitrarily set by the Company. No independent investment banking firm was retained to assist in determining the offering price. No market exists for the Common Stock of the Company and there can be no assurance that a trading market will develop for the Common Stock in the future. The offering price of the Common Stock may not bear any relation to the actual value of the Common Stock. Among the factors considered in determining the price were estimates of the prospects of the Company, the background and capital contributions of Management and current conditions in the securities markets and the data processing industry. There is, however, no relationship between the offering price of the Common Stock and the Company's assets, earnings, book value or any other objective criteria of value.

ADDITIONAL SECURITIES AVAILABLE FOR ISSUANCE

     The Company's Certificate of Incorporation, as amended on November 29, 1995, authorizes the issuance of 50,000,000 shares of Common Stock, and 5,000,000 shares of Preferred Stock. At this time, 9,057,100 shares of Common Stock and 40,000 shares of Preferred Stock have been authorized but not issued. Accordingly, shareholders, including those purchasing the shares offered with the sale of these Shares, will be dependent upon the judgment of management in connection with the future issuance and sale of shares of the Company's capital stock, in the event purchasers can be found for such securities.

B. INVESTMENT RISKS

     SPECULATIVE INVESTMENT. The Shares are a very speculative investment. Although the Company is confident it will succeed in its endeavors, Investors could lose their entire investment.

     RESTRICTION OF TRANSFERABILITY. While the Company believes that no restriction exists for the transfer of the Shares being offered by the Company, an investment in the Shares may be a long-term investment. Investors who do not wish or who are not financially able to hold the Shares for a substantial period of time are advised against purchasing Shares. The Shares are not registered under the 1933 Act or under the securities laws of any state, but are being offered by the Company under the exemption from registration provided by Rule 504 under Regulation D and related state and foreign exceptions.

     DILUTION FOR INVESTORS. The Offering involves an immediate dilution in the book value per share of common stock from the Offering price. The book value per share after the Offering, if all 533,333 Shares are sold will be $.30 per share, which is an immediate dilution of $1.20 per share of the purchase price of $1.50 per share. See "Dilution".

     "BEST EFFORTS" OFFERING. The Shares are being offered on a "best efforts" basis by the Company. No person or entity is committed to purchase or take down any of the Shares offered pursuant to this Offering.

     MANAGEMENT AND OPERATION EXPERIENCE. The Company's officers. directors and other personnel have engaged in a variety of businesses and have been involved in business financing, operations and marketing but their experience in these fields in limited. There is no assurance that such experience will result in the success for the Company.

     OTHER RISKS. No assurance can be given that the Company will be successful in achieving its stated objectives, that the Company's business, once business is undertaken by the Company, will generate cash sufficient to operate the business of the Company or that other parties entering into agreements relating to the Company's business will meet their respective obligations.

                          V. TERMS OF THE OFFERING

     The Company is offering to qualified investors a maximum of 533,333 Share at a purchase price of $ 1.50 per Share of the Company's common stock. The Company may, in its sole discretion, terminate the Offering at any time. The Offering will close on the earliest of March 14, 1996 or the election of the Company when all of the Share are sold.

     The minimum subscription is $5,000 (3,334 Shares) per Investor, although the Company, in its sole discretion, may accept subscriptions for lesser amounts.

     The Shares are being offered and sold by the Company under the exemption from registration contained in Rule 504 under Regulation D and related exemptions from state registration requirements. Rule 504 permits the Company to offer and sell its stock in an amount no exceeding $ 1,000,000 to an unlimited number of persons. Until 1992, Rule 504(b)(2)(ii) imposed a limited disclosure obligation of all issuers such as the Company which was intended to ensure that investors in a Rule 504 transaction were clearly advised of the restricted character of the securities being offered for sale. This requirement was eliminated in July, 1992 at which time the Securities and Exchange Commission adopted an amendment to Rule 504 that eliminated all limitations on the manner of offering of stock under that rule and/or the resale of stock purchased in reliance on that rule. Therefore, following adoption of the 1992 amendment, the securities being offered and sold by the Company pursuant to the present Offering are available for immediate resale by nonaffiliates of the issuer.

     The Shares are being offered on a "best efforts" basis by the Company and certain expenses of the Offering will be paid from the proceeds of the Offering. The Company anticipates that such expenses will not exceed $6,000.

                          VI. DESCRIPTION OF STOCK

     The following discussion describes the stock and other securities of the Company.

     GENERAL. The Company currently has 50,000,000 authorized Common Shares, par value $0.001 per share, of which 9,057,100 Common Shares were issued and outstanding as of March 14, 1996., and 5,000,000 authorized Preferred Shares, par value $.25, of which 40,000 were authorized but not issued as of March 14, 1996. All of the outstanding Common Shares of the Company are fully paid for and nonassessable.

     VOTING RIGHTS. Each share of the 9,057,100 shares of the Company's common stock held by its current shareholders is entitled to one vote at shareholders meetings.

     DIVIDENDS. The Company has never paid a dividend and does not anticipate doing so in the near future.

     OPTIONS. The Company currently has no options outstanding in relation to its common stock.

     MISCELLANEOUS RIGHTS AND PROVISIONS. Shares of the Company's common stock have no preemptive rights. The Shares do not have any conversion rights, no redemption or sinking fund provisions, and are not liable to further call or assessment. The Shares when paid for by Investors, will be fully paid and nonassessable. Each share of the Company's common shares is entitled to share ratably in any asset available for distribution to holders of equity securities upon the liquidation of the Company.

               VII. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                           OWNERS AND MANAGEMENT

     The following table sets forth information as of the date of this Memorandum concerning shares of the Company's common stock beneficially owned, or to be beneficially owned, by all Officers and Directors, individually and as a group, and by each stockholder known by the Company to be the beneficial owner of outstanding common stock prior to and after this Offering.

                           Common      Percentage    Common      Percentage
                           Shares      of Common     Shares       of Common
                        Beneficially      Stock   Beneficially      Stock
                            Owned        Before    Owned After      After
Stockholder            Before Offering  Offering   Offering(1)     Offering
-----------            ---------------  --------   -----------     --------
Greg McDonald             2,000,000        22.1      2,000,000          20.9

Equity Investors, Inc.     826,000         9.2         826,000           8.7

NOIR Intertrade            700,000         7.8         700,000           7.3

Lawrence Olson             300,000          3.4        300,000           3.2

Placement Shares              0              0         533,333           5.6
____________________________________________________________________________

Total                     3,826,000        42.5      4,359,333          45.7


( 1 ) Assumes the maximum number of Shares are sold and converted

                         VII. APPLICATION OF FUNDS

     The Company will incur expenses in connection with the Offering in an amount anticipated not to exceed $6,000.00 for legal fees, accounting fees, filing fees, printing costs and other expenses. If the maximum number of Shares are sold, the Company anticipates that the net proceeds to it from the Offering will be as follows:

                                             Maximum
          Item                               Shares Sold
          ----                               -----------

Gross Proceeds of Offering                   $799,999.50
LESS: Costs of Offering                      $  6,000.00

TOTAL PROCEEDS RECEIVED:                     $793,999.50

NET FUNDS AVAILABLE TO COMPANY

     The Company estimates that the costs of the Offering will be as follows: (i) legal fees of approximately $5,000, (ii) accounting fees of approximately $700, (iii) filing fees of approximately $ 150, and (iv) printing and other miscellaneous costs of approximately $ 150.

     The Company may need addition amounts of capital before it can realize commercial sales of any product. These monies will have to come from borrowing or the future sale of the Company's common stock.

                                IX. DILUTION

     As of March 14, 1996, the officers, directors, organizers and present shareholders of the Company owned a total of 9,057,100 shares of the Company's common stock. These shares of common stock had a total net tangible book value at March 14, 1996 of $.23 per share. Net tangible book value per share represents the amount of total tangible assets of the Company less its total liabilities divided by the number of shares of common stock outstanding, plus the number of shares of common stock subject to outstanding options. After giving effect to the sale of all 533,333 Shares offered pursuant to this Offering, at a purchase price of $1.50 per Share (less anticipated offering expenses of up to $6,000) the unaudited pro forma net tangible book value of the Company at such date would have been $2,840,149, or $.30 per share. These amounts represent an anticipated immediate increase in value per share for the present shareholders of the Company's common stock, but no immediate anticipated dilution per share for the purchasers of the Shares pursuant to the Offering.

     The following table illustrates the anticipated per share dilution to Investors after giving effect to the sale of Shares offered pursuant to the Offering.

                                   MAXIMUM
                                   OFFERING
                                   --------

Shares to be outstanding
 upon completion of Offering       9,590,433

Net tangible book value
 prior to Offering (per share)      $ .23

Net tangible book value
 after Offering (per share)         $ .30

Offering Price (per share)          $1.50

Dilution to Investors (per share)   $1.20

Gain to present shareholders
 (per share)                        $ .07


X. CONFLICTS OF INTEREST

     The Company is subject to various conflicts of interest arising out of its relationships with its officers and directors. Because the Company will be operated by its officers and directors, these conflicts will not be resolved through arms-length negotiations, but through the exercise of such officers' and directors' judgment, consistent with their fiduciary responsibility to the Investors and the Company's investment objectives and policies. These potential conflicts include, among others, those listed below.

     GENERAL COMPETITION. The Company's officers and directors engage, for their own account, or for the account of others, in business activities other than those of the Company. Neither the Company nor any shareholder of the Company will be entitled to any interest in such business activities. The officers and directors will owe a fiduciary and legal responsibility to the Company and may also owe similar obligations to other corporation~ partnerships or investor groups. As a result, there may be conflicting demands on the time and efforts of the officers and directors. While these conflicts cannot be eliminated, the officers and directors believe such conflicts will not materially affect their obligation to act in the best interests of the Investors or the Company.

     LACK OF SEPARATE REPRESENTATION. The Company, its shareholders, affiliates and the Investors are not represented by separate counsel and it is not anticipated that they will be represented by separate counsel in the future.

     COUNSEL. Jeffery Bradpiece, Esq. of Torrence, California, serves as legal counsel to the Company and may, from time to time, serve in such capacity to the Company's affiliates. Mr. Bradpiece may act as counsel to other corporation or entities organized by the officers and directors of the Company.

     BENEFITS TO CURRENT SHAREHOLDERS. The current shareholders will receive an immediate increase in the value of the common stock of the Company they currently hold as a result of the purchase of the Shares by Investors pursuant to this offering. See "Dilution".

                           XI. LEGAL PROCEEDINGS

     The Company is aware of no legal proceedings that may have material impact on its business at this time.

                        XII. SUBSCRIPTION FOR SHARES

     To subscribe for the Shares offered hereby, an Investor must complete and sign the Subscription Document. Examples of that document is attached hereto as Exhibit "A". The Subscription Document, together with a certified check, bank cashier's check, money order or a personal check for the appropriate amount of money as set forth in the Subscription Document must be tendered to the Company by each prospective Investor with his Subscription Document.

     Each prospective Investor will be required specifically to: (a) acknowledge receipt of this Memorandum; (b) represent that his subscription is based on no information other than that provided in this Memorandum; (c) represent his conformance to the Investor suitability standards required of purchasers of the Shares; and (d) acknowledge his recognition of the risks involved in purchasing the Shares.

     THE COMPANY WILL RELY UPON THE ACCURACY OF EACH PROSPECTIVE INVESTOR'S REPRESENTATIONS AS SET FORTH IN THE SUBSCRIPTION DOCUMENT. THE COMPANY MAY REQUIRE ADDITION EVIDENCE THAT A PROSPECTIVE INVESTOR MEETS THE STANDARDS SET FORTH IN THIS MEMORANDUM AT ANY TIME PRIOR TO ACCEPTANCE OF A PROSPECTIVE INVESTOR'S SUBSCRIPTION. A PROSPECTIVE INVESTOR IS NOT REQUIRED TO SUPPLY SUCH INFORMATION, BUT THE COMPANY MAY REJECT A SUBSCRIPTION DOCUMENT OF ANY PROSPECTIVE INVESTOR WHO FAILS TO SUPPLY SUCH INFORMATION.

                   XIII. LIST OF OTHER MATERIAL DOCUMENTS

     The originals or copies of the documents discussed herein are available for inspection by potential Investors at the offices of the Company. Prospective Investors may request to review such other documents during normal business hours, as long as such request do not result in an undue financial burden on the Company.

                                  EXHIBITS

                           TAMPA BAY CORPORATION

                           SUBSCRIPTION DOCUMENT

     1. The undersigned hereby subscribes for ______ shares of common stock (hereinafter "Shares"), as described in the Private Offering Memorandum dated March 14, 1996 ("Memorandum"), of Tampa Bay Corporation, a Nevada corporation (the "Company"), being offered by the Company for a purchase price of $1.50 per share and tenders herewith the sum of $_____ in payment therefor, together with tender of this Subscription Document.

     2. The undersigned represents and warrants that he is a bona fide resident of the State of ____________________.

     3.   The undersigned acknowledges:

          a.   Receipt of a copy of the Private Offering Memorandum;

          b. That this subscription, if accepted by the Company, is legally binding and irrevocable;

          c. That the Company has a very limited financial and operating history;

          d. That the Shares have not been registered under the Securities Act of 1933, as amended, in reliance upon exemptions contained in that Act, and that the Shares have not been registered under the securities acts of any state in reliance upon exemptions contained in certain state's securities laws; and

          e. That the representations and warranties provided in this Subscription Document are being relied upon by the Company as the basis for the exemption from the registration requirements of the Securities Act of 1933 and of the applicable state's securities laws.

_______________________________________________________________________

     FOR NEW YORK RESIDENTS ONLY: THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
_______________________________________________________________________

     4.   The undersigned represents and warrants as follows:

          a. That the undersigned subscriber is purchasing said Shares as an investment and said Shares are purchased solely for the undersigned's own account.

          b. That the undersigned subscriber has sufficient knowledge and experience in financial and business manners to evaluate the merits and risks of an investment in the Shares;

          c. That the undersigned subscriber is able to bear the economic risk of an investment in the Shares;

          d. That the undersigned subscriber has read and is thoroughly familiar with the Private Offering Memorandum and represents and warrants that he is aware of the high degree of risk involved in making an investment in the Shares;

          e. That the undersigned subscriber's decision to purchase the Shares is based solely on the information contained in the Private Offering Memorandum and on written answers to such questions as he has raised concerning the transaction;

          f. That the undersigned subscriber is purchasing the Shares directly from the Company and understands that neither the Company nor the Offering is associated with; endorsed by nor related in any way with any investment company, national or local brokerage firm or other broker dealer. The undersigned subscriber's decision to purchase the Shares is not based in whole or in part on any assumption or understanding that an investment company, national or local brokerage firm or other broker dealer is involved in any way in this Offering or has endorsed or otherwise recommended an investment in these Shares.

          g. That the undersigned subscriber has an investment portfolio of sufficient value that he could suitably absorb a high risk illiquid addition such as an investment in the Shares.

          h. The undersigned further represents that (INITIAL APPROPRIATE CATEGORY):

               [  ] I am a natural person whose individual net worth, or
                    joint worth with my spouse at the time of purchase, exceeds $200,000;

               [  ] I am a natural person who had an individual income in excess of $50,000 or joint income with my spouse in excess of $50,000 in each of the two most recent years and who reasonably expects an income in excess of those amounts in the current year:

          i. That Regulation D requires the Company to conclude that each investor has sufficient knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the shares, or to verify that the investor has retained the services of one or more purchaser representatives for the purpose of evaluating the risks of investment in the shares, and hereby represents and warrants that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the shares and of making an informed investment decision and will not require a purchaser representative.
     5. The undersigned understands and agrees that this subscription is made subject to each of the following terms and conditions:

          a. The Company shall have the right to accept or reject this subscription, in whole or part, for any reason. Upon receipt of each Subscription Document, the Company shall have until March 14, 1997 in which to accept or reject it. If no action is taken by the Company within said period, the subscription shall be deemed to have been accepted. In each case where the subscription is rejected, the Company shall return the entire amount tendered by the subscriber, without interest;

          b. That the undersigned subscriber will, from time to time, execute and deliver such documents or other instruments as may be requested by the Company in order to aid the Company in the consummation of the transactions contemplated by the Memorandum.

]    6.   The undersigned hereby constitutes and appoints the Company, with full power of substitution, as attorney-in-fact for the purpose of executing and delivering, swearing to and filing, any documents or instruments related to or required to make any necessary clarifying or conforming changes in the Subscription Document so that such document is correct in all respects.

     7. As used herein, the singular shall include the plural and the masculine shall include the feminine where necessary to clarify the meaning of this Subscription Document. All terms not defined herein shall have the same meanings as in the Memorandum.

     IN WITNESS WHEREOF, the undersigned has executed this Subscription Document this _______ day of _______________, 1996.

     Number of Shares          _______________
     Total amount tendered    $_______________

INDIVIDUAL OWNERSHIP:              ____________________________________
                                   Name (Please Type or Print)


                                   ____________________________________
                                   Signature


                                   ____________________________________
                                   Social Security Number

JOINT OWNERSHIP:                   ____________________________________
                                   Name (Please Type or Print)


                                   ____________________________________
                                   Signature


                                   ____________________________________
                                   Social Security Number


                                   ____________________________________
                                   Name (Please Type or Print)

OTHER OWNERSHIP:                   ____________________________________
                                   Name (Please Type or Print)


                                   ____________________________________
                                   Signature



                                   ____________________________________
                                   Social Security Number


ADDRESS:  ___________________________________________________________
              Street                  City          State         Zip

Phone (Residence) _______________; Phone (Business)_______________

    I _________________________,  do hereby certify that the
representations made herein concerning my financial status are true, and that all other statements contained herein are true, accurate and complete to the best of my knowledge.

    Date: ____________________, 1996.


                                   ____________________________________
                                   Signature


CERT                        IFICATE OF DELIVERY

    I hereby acknowledge that I delivered the foregoing Subscription Document to ____________________ on the _____ day of _______________, 1996.

                                   ____________________________________
                                   Signature

ACCE                               PTANCE

    This Subscription is accepted by Tampa Bay Corporation as of the _____ day of _______________, 1996.

                                   TAMPA BAY CORPORATION.

                                   BY: ________________________________
                                      Andrew Croson Secretary